

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
DECEMBER 31, 1994 FINANCIAL STATEMENTS OF THE TRAVELERS INC. AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                           1,227
<SECURITIES>                                    71,720<F1>
<RECEIVABLES>                                   19,002<F2>
<ALLOWANCES>                                         0<F3>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                                 115,297
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                         13,929<F4>
<COMMON>                                             4
<PREFERRED-MANDATORY>                              138
<PREFERRED>                                        800
<OTHER-SE>                                       7,836<F5>
<TOTAL-LIABILITY-AND-EQUITY>                   115,297
<SALES>                                              0<F3>
<TOTAL-REVENUES>                                18,465
<CGS>                                                0<F3>
<TOTAL-COSTS>                                   16,570
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                                   152<F6>
<INTEREST-EXPENSE>                               1,284<F6>
<INCOME-PRETAX>                                  2,149
<INCOME-TAX>                                       823
<INCOME-CONTINUING>                              1,326
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                     1,326
<EPS-PRIMARY>                                     3.86
<EPS-DILUTED>                                     0.00<F3>

<F1>Includes the following items from the financial statements: total investments $39,120; securities borrowed or purchased under agreements to resell $25,655; and trading securities owned, at market value $6,945
<F2>Includes the following items from the financial statements: brokerage receivables $8,238; net consumer finance receivables $6,746 and other receivables $4,018.
<F3>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>Includes the following items from the financial statements: investment banking and brokerage borrowings $4,374; short-term borrowings $2,480 and long-term debt $7,075.
<F5>Includes the following items from the financial statements: additional paid-in capital $6,655; retained earnings $4,199; treasury stock $(1,553); and unrealized gain (loss) on investment securities and other, $(1,465).
<F6>Included in total costs and expenses applicable to sales and revenues.

